Exhibit 10(aa) to 1998 10-K


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of June 1, 1998, (the "Effective Date"), by and between Boundless Technologies, Inc. and Boundless Corporation, both Delaware corporations, ("Company") and James Gerald Combs ("Employee").

                                    RECITALS
                                    --------

     A. Company desires to employ Employee as its Chief Executive Officer because of his experience and expertise and to secure his services upon the terms and subject to the conditions set forth in this Agreement.

     B. Employee desires and is willing to accept such employment upon such terms and subject to the conditions set forth in this Agreement.

     THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, Company and Employee agree as follows;

     1. Employment. Upon the terms and subject to the conditions contained in this Agreement, Company hereby employs Employee; and the Employee hereby accepts such employment, upon such terms and subject to such conditions.

     2.  Duties and Authority.

          2.1 Duties of Employee. During the term of this Agreement, Employee will serve as Company's Chief Executive Officer and will faithfully and to the best of his ability perform such duties consistent with the Position as are determined and directed by the Board of Directors. In his capacity as Chief Executive Officer, Employee will be generally responsible for the conception and implementation of the overall strategy and direction of the Company. In performing his duties under this Agreement, Employee will fully support and cooperate with Company's efforts to develop its markets, expand its business, and operate profitably and in conformity with business and strategic plans approved from time to time by Company's Board of Directors.

          2.2 Direction from Board of Directors. Employee will look primarily to the Board of Directors for direction and guidance as to the performance of Employee's duties under this Agreement. To facilitate communication between Employee and the Board of Directors, Employee will report on the status of Employee's activities and the performance of Employee's duties to the Board of Directors at such times as he may be requested to do so by the Board of Directors.

          2.3  Employees   Authority.   In  performing  his  duties  under  this
Agreement, Employee will have such authority as is necessary for him to implement the directives of, and policies and procedures adopted by the Board of Directors.

          2.4 Time and Attention to Services. Employee will devote substantially all of his time and attention to the performance of his duties to Company during the term of this Agreement. Company, however, recognizes that Employee may be engaged in other non-conflicting passive business investments and in community activities unrelated to his duties under this Agreement that will require some portion of his time, and Company hereby consents to Employee's attention to such other activities so long as such activities (a) do not hinder Employee's ability to perform his duties under this Agreement and (b) do not represent a conflict of interest in contravention of the agreements contained in paragraph 7 or a competitive activity in contravention of the agreements contained in paragraph
5.5 of this Agreement.



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     3.  Term and Termination.

          3.1 Term. This Agreement is effective as of the Effective Date and will continue in effect through May 31, 2001, (the "Initial Term") unless it is
(a) terminated in accordance with paragraph 3.2 or (b) extended in accordance with paragraph 3.3.

          3.2 Termination. This Agreement may be terminated prior to May 31, 2001, or during any extension provided by paragraph 3.3, as follows:

          (a) Termination by Mutual Consent. This Agreement may be terminated at any time by the written mutual consent of Company and Employee.

          (b) Termination by Company for Cause. This Agreement may be terminated by Company at any time for Cause by the delivery to Employee of a written notice of termination stating the effective date of termination and the basis upon which this Agreement is being terminated. As used in this Agreement, the term "Cause" means (a) a material default in the performance of Employees duties under this Agreement, or (b) Employee's dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, willful violation of any law, rule, or regulation, action (or omission) involving moral turpitude and reflecting unfavorably upon the public image of Company or its Affiliates, or action (or omission) abiding or abetting a competitor, supplier or customer of Company or its Affiliates to the material disadvantage of Company or its Affiliates; and the term Affiliates means any other person or entity who directly controls, is controlled by, or is under common control with Company or any Affiliate of Company (means possession, directly or indirectly, of power to direct or cause the direction of management or policies, whether through ownership of voting securities or otherwise). In the event of termination for Cause, Employee will be entitled to such salary and benefits as have accrued under this Agreement through the effective date of termination, but will not be entitled to any other salary, benefits, or other compensation after such date.

          (c) Termination by Company Without Cause. This Agreement may be terminated by Company at any time without Cause by the delivery to Employee of a written notice of termination not less than two weeks prior to the effective date of termination. Upon such termination, Employee will be paid (I) such salary, vacation, and other benefits as have accrued under this Agreement through the effective date of termination and (ii) for a period of twenty four
(24) months after the date of termination, Company shall pay Employee the equivalent of Employee's monthly base annual salary (the "Severance Payment") provided that employee complies with the provisions of paragraphs 5 and 7 of this Agreement. The Severance Payment less applicable withholding for federal taxes shall be paid in semi-monthly installments or otherwise in such manner as the salaries of other executive officers of the company paid in accordance with Company policy. Under no circumstances, however will company be obligated to pay any bonus or other compensation after the date of termination except as provided herein.

          (d) Termination by Employee. This Agreement may be terminated by Employee at any time, with or without Cause, by the delivery to Company of a written notice of termination not less than two weeks prior to the effective date of termination. In the event of termination by Employee, Employee will be paid such salary, vacation and other benefits as have accrued under this Agreement through the effective date of termination, but will not be entitled to any other salary, benefits, or other compensation after such date.

          (e) Termination Upon Death or Disability of Employee This Agreement will be terminated immediately upon the death or permanent disability (which shall be determined in good faith by Company's Board of Directors as such time as Employee becomes physically or mentally incapable of properly performing his duties under this Agreement and such incapacity will exist or can reasonably be expected to exist for a period of one hundred and twenty days or more) of Employee. Upon such determination the employee or his beneficiary will be paid
(I) such salary, vacation, and other benefits as have accrued under this Agreement through the effective date of termination and (ii) for a period of


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twenty  four  (24)  months  after  the date of  termination,  Company  shall pay
Employee or his beneficiary the equivalent of Employee's monthly base annual salary provided that employee complies with the provisions of paragraphs 5 and 7 of this Agreement. In addition, Employee or his beneficiary as designated in writing to Company (or his estate, if no such beneficiary has been designated) will be entitled to such benefits (I) as are consistent with Company policy then if in effect or (ii) as are determined by Company's Board of Directors in its sole discretion.

          3.3 Extension of Term. The term of this Agreement may be extended beyond the Initial Term, by the mutual agreement of Employee and Company and on such basis as employee and Company shall agree. Each such extension, unless expressly agreed otherwise by Employee and Company, will be for one (1) year commencing on June 1 of the year following the expiration of the Initial Term or any renewal term. Mutual agreement to extend the term of this Agreement shall be evidenced by either (a) a written agreement executed by Company and Employee or
(b) the continuation of Employee's performance of services under this Agreement with the approval of Company and without notice of termination given by Company or Employee. Any extended term of this Agreement may be terminated as set forth in paragraph 3.2 above, unless otherwise agreed in writing by Company and Employee.

          3.4 Salary, Performance Award and Bonus Payments. In the event the Employee's employment with the company is terminated within three years following the occurrence of a Change of Control (other than as a consequence of his death or disability, or of his normal retirement under the company's retirement plans and practices) either (I) by the Company for any reason other than for Cause in accordance with paragraph 3.2(b), or (ii) by the Employee in accordance with the provisions of Paragraph 3.2(d) hereof, then the Employee shall be entitled to receive from the Company, the following:

          (a) Base Salary. The Employee's annual base salary as in effect at the date of termination, multiplied by two, shall be paid on the date of termination;

          (b) Stock Options. Unvested stock options will vest and be exercisable immediately upon the date of termination.

          (c) Noncompetition/Nonsolicitation Period: In the event of a termination under the circumstances described in Paragraph 3.4, the provisions of Paragraphs 5 and 6 shall be without force and effect and shall not apply to the Employee.

          (d) For purposes of this Agreement, the term "change of control" shall mean:

               (i) The acquisition, other than from the Company, by any Individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Exchange Act or any successor provision) (any of the foregoing described in this Paragraph 9.c.i hereafter a "Person") of 33% or more of either (a) the then outstanding shares of Capital Stock of the Company (the "Outstanding Capital Stock") or (b) the combined voting power by the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"), provided, however, that any acquisition by
(x) the company or any of its subsidiaries, or any the Employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Personal shall have filed a statement on
Schedule 13D with respect to beneficial ownership of 33% or more of the Voting Securities or (z) any corporation wit respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by


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all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock and Voting Securities immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition of the Outstanding Capital Stock and Voting Securities, as the case may be, shall not constitute a Change of Control; or

               ii. Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A, or any successor section, promulgated under the Exchange Act); or

               iii. Approval by the shareholders of the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

               iv. (a) a completed  liquidation or dissolution of the Company or
(b) a sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively of the Outstanding Capital Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

     4.  Compensation.

          4.1 Base Annual Salary. In consideration for the performance of his duties under this Agreement, Employee will be paid a base annual salary of Three Hundred Twenty Five Thousand Dollars ($325,000.00), which shall be payable (less applicable withholding for federal taxes) in semi-monthly installments or otherwise in such manner as the salaries of other executive officers of Company are paid in accordance with Company policy.

          4.2 Annual Salary Review. Company's President and CEO will review Employee's base annual salary level on an annual basis and may elect, on the basis of such review, to increase Employee's base annual salary and award a performance bonus on the basis of Company's profitability and Employee's individual performance; but any such increase in Employee's base annual salary or the awarding of a bonus will be made solely at the discretion of Company's Board of Directors.

          4.3 Expenses and Reimbursements. Employee will be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Employee that are directly attributable to the performance of Employee's duties under this Agreement. Employee will adhere to Company's customary practices and procedures with respect to incurring out-of-pocket expenses and will present such expense statements, receipts, vouchers, or other evidence supporting expenses incurred by Employee as Company may from time to time request. Employee will be


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

reimbursed for car expenses including lease payments,  parking and insurance.

          4.4 Benefits. During the term of this Agreement, Employee will be entitled to the benefits generally provided or made available to other executive officers of Company, including, but without limitation, such group medical (including dental) insurance and life insurance benefits as are made available to employees of Company generally and participation in any "cafeteria" plan or retirement plan that may be available to employees of Company (subject, however, to (i) eligibility and (ii) modification or elimination in accordance with Company's standard policies as in effect from time to time) and to the following specific benefits:

               (a) Vacation. Employee will be entitled to six weeks vacation.

               (b) Sick Leave. Employee will be entitled to six months sick leave.

          4.5 Stock Options. As a material inducement to Employee to enter into this Agreement, as soon after the Effective Date as practicable and subject to approval of the Board of Directors, Company agrees that it will grant an option (the "Option") to Employee to purchase up to 150,000 shares of common capital stock of Company (the "Option Shares") pursuant to the terms of the Company's stock option plan (the "Option Plan"). The Option will be evidenced by a written agreement (the "Option Agreement") executed by Company and Employee. The Option Agreement (a) will specify the purchase price to be paid by Employee for the Option Shares upon his exercise of the Option (which will be the fair market value of the Option Shares); (b) will provide that Employee may exercise the option over a three year period as follows: (i) as to thirty three (33%) of the Option Shares, on and after May 31, 1999 and, (b) will provide for such restrictions on transferability as may be reasonably required by Company; and
(c) will set forth other terms and conditions related to the Option agreed upon by Company and Employee. If Employee is terminated without cause, or there is a change of control, all option shares will vest and be exercisable.

          4.6 Relocation Reimbursement. Upon Company's request to Employee to relocate, Company shall reimburse Employee for reasonable relocation expenses.

     5. Confidentiality and Non-Disclosure.

          5.1 Detrimental Statements. For so long as this Agreement remains in effect and for a period of 18 months after the date of termination or expiration of this Agreement (the "Applicable Period"), Employee will not, directly or indirectly, in any individual or representative capacity whatsoever, make any statement, oral or written, or perform any act or omission which is or could be detrimental in any material respect to the goodwill of Company, provided that any truthful statement made by Employee in good faith shall not violate this subparagraph.

          5.2 Covenant of Confidentiality. The Employee recognizes and acknowledges that he will be provided access to confidential information and trade secrets of the Company, and other entities doing business with the Company relating to research, development, manufacturing, marketing, financial and other business-related activities or may discover, conceive, perfect or develop, solely or jointly with others, inventions, discoveries, improvements, know-how, computer programs, or other technical, manufacturing, marketing, customer, and/or financial data and information, including without limitation, access to information regarding the upgrading of current Company products and the development of new products (hereinafter "CONFIDENTIAL INFORMATION"). Such CONFIDENTIAL INFORMATION constitutes valuable, special, and unique property of the Company, and/or other entities doing business with the Company. In consideration of such access to Confidential Information, Employee will not, during or after the term of his employment by the Company, make any use of, or disclose any of such CONFIDENTIAL INFORMATION to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, except as is generally available to the public or as specifically allowed in writing by an authorized representative of the Company.



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          5.3 No Use of Confidential  Information of Others. The Employee agrees not to make use of or disclose any confidential information, including trade secrets, of prior employers in carrying out Employee's duties for Company.

          5.4 Return of Confidential Information. Upon the expiration of the term or termination of this Agreement, Employee will surrender to Company all tangible Confidential Information in the possession of, or under the control of, Employee, including, but without limitation, the originals and all copies of all software, drawings, manuals, letters, notes, notebooks, reports and all other media, material and records of any kind, and all copies thereof pertaining to Confidential Information acquired or developed by the Employee during the term of Employee's employment. Employee further agrees that upon termination of Employee's employment, for any reason, and at the request of the Company, Employee shall make himself available and shall meet with representatives of the Company. At such meeting, Employee shall fully disclose and deliver any of the above described materials in Employee's possession and, at the Company's request, shall execute any and all documents reasonably necessary to ensure and verify compliance with this paragraph 5.

          5.5 Right to Injunctive Relief. Employee acknowledges that a violation or attempted violation on his part of any agreement in this paragraph 5 will cause irreparable damage to Company and its Affiliates, and accordingly Employee agrees that Company shall be entitled as a manner of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by Employee; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies Company may have. Furthermore, Employee shall be entitled to seek a declaratory judgment regarding any conduct or enterprise to determine whether or not such conduct or violation is violative of the terms of this Agreement; provided however, that no suit shall be filed until Employee has given Company at least 15 days to respond to Employee's written request for permission to undertake certain requested acts. The terms and agreements set forth in this paragraph 5 shall survive the expiration of the term or termination of this Agreement for any reason. The existence of any claim of Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the agreements contained in this paragraph 5.

     6. Conflict of Interest. In keeping with Employee's fiduciary duties to Company, Employee agrees that while employed by Company he will not, acting alone or in conjunction with others, directly or indirectly, become involved in a conflict of interest or, upon discovery thereof, allow a conflict of interest to continue. Moreover, Employee agrees that he will immediately disclose to the Board of Directors of Company any facts which might involve any reasonable possibility of a conflict of interest. It is agreed that any direct or indirect interest in, connection with, or benefit from any outside activities, where such interest might in any way adversely affect Company, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Employee might arise, and which must be reported immediately by Employee to the Board of Directors of Company, include, but are not limited to, the following:
(a) ownership of a material interest in any supplier, contractor, subcontractor, customer, or other entity with which Company does business; (b) acting in any capacity, including director, officer, partner, consultant, employee, distributor, agent, or the like, for a supplier, contractor, subcontractor, customer, or other entity with which Company does business; (c) accepting, directly or indirectly, payment, service, or loans from a supplier, contractor, subcontractor, customer, or other entity with which Company does business, including, but not limited to, gifts, trips, entertainment, or other favors of more than a nominal value; (d) misuse of Company's information or facilities to which Employee has access in a manner which will be detrimental to Company's interest, such as utilization for Employee's own benefit of know-how, inventions, or information developed through Company's business activities; (e) disclosure or other misuse of Confidential Information of any kind obtained through Employee's connection with Company; (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with Company, or acting as an owner, director, principal, officer, partner, consultant, employee, agent, servant, or otherwise of any enterprise which is in competition


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with Company;  and (g) appropriation of a Corporate  Opportunity,  as defined in paragraph 8 of this Agreement.

     7. Corporate Opportunities. Employee acknowledges that during the course of his employment by Company he may be offered or become aware of business or investment opportunities in which Company may or might have an interest (a
"Corporate Opportunity") and that he has a duty to advise Company of any such Corporate Opportunities before acting upon them. Accordingly, Employee agrees
(a) that he will disclose to Company's Board of Directors any Corporate Opportunity offered to Employee or of which Employee becomes aware, and (b) that he will not act upon any Corporate Opportunity for his own benefit or for the benefit of any person or entity other than Company without first obtaining the consent or approval of Company's Board of Directors (whose consent or approval may be granted or denied solely at the discretion of Company's Board of Directors).

     8. Company's Right of Offset. Should Employee at any time be indebted to Company, or otherwise obligated to pay money to Company for any reason, Company, at its election, may offset amounts otherwise payable to Employee under this Agreement, including, but without limitation, salary and bonus payments, against any such indebtedness or amounts due from Employee to Company.

     9. Miscellaneous.

          9.1 Governing Law. This agreement shall be governed by and construed in accordance with the substantive laws of the State of Texas.

          9.2 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, that this Agreement does not supersede or terminate the obligations and assignments of Employee arising under the Assignment and Nondisclosure Agreement. This Agreement may be amended or modified only in writing executed by Employee and another officer of Company expressly authorized by Company's Board of Directors.

          9.3 Notices. Any notice or other communication hereunder must be in writing to be effective and shall be deemed to have been given when personally delivered to Employee or Company or, if mailed, on the third day after it is enclosed in an envelope and sent certified mail/return receipt requested in the United States mail. Either party may from time to time change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective. The address for each party for notices hereunder is as follows:

                    Employee:  J. Gerald Combs
                               200 Central Park South
                               New York, New York 10019

                    Company:   Boundless Technologies, Inc.
                               Attn: President and CEO
                               100 Marcus Boulevard
                               Hauppauge, New York 11788-3762

          9.4 Attorney's Fees. In the event that either party is required to obtain the services of an attorney in order to enforce any right or obligation hereunder, the prevailing party shall be entitled to recover reasonable attorney's fees and court costs from the other party.

          9.5 Assignability; Binding Nature. This Agreement is binding upon Company and Employee and their respective successors, heirs and assigns. The rights and obligations of Employer hereunder may be assigned by Employer to any entity that succeeds to all or substantially all of the assets of Employer through merger, consolidation, liquidation, acquisition of assets, or otherwise.

          9.6 Headings. The headings of paragraphs contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.



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          9.7  Severability.  If, but only to the extent that,  any provision of this Agreement is declared or found to be illegal, unenforceable, or void, so that both Company and Employee would be relieved of all obligations arising under such provision, it is the agreement of Company and Employee that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If such amendment is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted therefor. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance by both Company and Employee, then the remainder shall be enforced to the extent permitted by law.

          9.8 Arbitration. Any and all controversies, claims, disputes, or questions arising out of or relating to this agreement shall be submitted to binding arbitration in Austin, Texas and shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association; provided, however, that Company shall also be permitted to seek judicial relief as provided in paragraph 5.6.

          9.9 Survival of Terms. The terms and agreements set forth in paragraphs 5 and 7 shall survive the expiration of the term or termination of this Agreement regardless of the reason. The existence of any claim of Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of the agreements contained in paragraphs 5 and 7.

          9.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be part of the same instrument.

          Executed as of the Effective Date set forth above by:



Boundless Technologies, Inc.                         Employee


By: /s/                                              /s/
    -------------------------------                  -----------------------
    Daniel Matheson                                  James Gerald Combs

Title:   Chairman, Compensation Committee

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